Exhibit 11.1

Consent of Independent Registered Public Accounting Firm Remembrance Group,

Remembrance Group, Inc.
Naples, Florida

We hereby consent to the inclusion in this post-qualification amendment no. 1 to the Form 1-A of our report dated April 30, 2021, relating to the consolidated financial statements of Remembrance Group, Inc.

/s/ Somerset CPAs, PC

Indianapolis, Indiana

May 21, 2021